UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 10, 2017

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue

Union, New Jersey 07083

(Address of principal executive offices) (Zip code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the 2016 Annual Meeting of Shareholders of Bed Bath & Beyond Inc. (the “Company”), the Company’s shareholders approved a shareholder proposal for adoption by the Company of proxy access bylaws. On May 10, 2017, the Company amended its Amended By-Laws to adopt proxy access bylaws, which are included as a new Section 11 under Article II of the Amended By-Laws. The amendment became effective on May 10, 2017. The Company’s proxy access bylaws will permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials for its Annual Meetings (beginning with the 2018 Annual Meeting) director nominees constituting up to the greater of two individuals or 20% of the Company’s Board of Directors, provided that the shareholder and the nominee(s) satisfy specified requirements. These proxy access bylaws were favorably received by the proponent of the 2016 shareholder proposal, as well as other major institutional shareholders during the Company’s engagement discussions. The Company also amended other sections of the Amended By-Laws to make clarifications and conforming changes resulting from the adoption of the proxy access bylaws. The foregoing summary of the proxy access bylaws is qualified in its entirety by reference to the text of the Company’s Amended By-Laws, a copy of which is attached as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

3.1	Amended By-Laws of Bed Bath & Beyond Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: May 16, 2017	By:	/s/ Susan E. Lattmann
Susan E. Lattmann Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended By-Laws of Bed Bath & Beyond Inc.